Exhibit 2.1

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

BY AND AMONG

FRESCA WORLDWIDE TRADING CORP.
(A NEVADA CORPORATION)

AND

GOSOLARUSA, INC.
(A WYOMING CORPORATION)

AND

THE SHAREHOLDERS OF
GOSOLARUSA, INC.

i

3.11	Compliance with Laws	6
3.12	Litigation	6
3.13	Authority	6
3.14	Ability to Carry Out Obligations	7
3.15	Full Disclosure	7
3.16	Assets	7
3.17	Indemnification	7
3.18	Criminal or Civil Acts	7

ARTICLE IV – Covenants Prior to the Closing Date		8

Covenants Prior to the Closing Date		8
4.1	Investigative Rights	8
4.2	Conduct of Business	8
4.3	Confidential Information	8
4.4	Notice of Non-Compliance	8

ARTICLE V – Conditions Precedent to FRESCA WORLDWIDE TRADING CORP. Performance		8

Conditions Precedent to FRSC’s Performance		8
5.1	Conditions	8
5.2	Accuracy of Representations	8
5.3	Performance	9
5.4	Absence of Litigation	9
5.5	Officer’s Certificate	9
5.6	Corporate Action	9
5.7	Acceptance of Financial Statements	9

ARTICLE VI – Conditions Precedent to GOSOLARUSA, INC. Performance		9

Conditions Precedent to GOSOLARUSA, INC. Performance		9
6.1	Conditions	9
6.2	Accuracy of Representations	9
6.3	Performance	9
6.4	Absence of Litigation	9
6.5	Officer’s Certificate	10
6.6	Payment of Liabilities	10
6.7	Directors of FRSC	10
6.8	Officers of FRSC	10

ARTICLE VII – Closing		10

Closing		10
7.1	Closing	10

ARTICLE VIII – Covenants Subsequent to the Closing Date		11

Covenants Subsequent to the Closing Date		11
8.1	Change in Name and Address	11
8.2	Registration and Listing	11

ARTICLE IX – Miscellaneous		11

Miscellaneous		11
9.1	Captions and Headings	11
9.2	No Oral Change	11
9.3	Non-Waiver	11
9.4	Time of Essence	11
9.5	Entire Agreement	11
9.6	Choice of Law	11
9.7	Counterparts	11
9.8	Notices	12
9.9	Binding Effect	12
9.10	Mutual Cooperation	12
9.11	Finders / Brokers	12
9.12	Announcements	12
9.13	Expenses	12
9.14	Survival of Representations and Warranties	12
9.15	Exhibits	12
9.16	Termination, Amendment and Waiver	13

EXHIBITS

Allocation of Securities	Exhibit	1.1
Subscription Agreement	Exhibit	1.2
Financial Statements of GOSOLARUSA, INC.	Exhibit	2.5
Financial Statements of FRSC.	Exhibit	3.5

AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of February 10, 2010, by and among FRESCA WORLDWIDE TRADING CORP., a Nevada corporation (“FRSC” or the “Company”), GOSOLARUSA, INC., a Wyoming corporation (“GOSOLAR”), and Sunset Developments, Inc. and Essential Strategies, Inc., the shareholders of 100% of the shares of GOSOLAR (each, a “SHAREHOLDER” and collectively the “SHAREHOLDERS”).

WHEREAS, FRSC desires to acquire all of the issued and outstanding common stock of  (“GOSOLAR”) from the SHAREHOLDERS in exchange for newly issued unregistered shares of common stock of FRSC;

WHEREAS, GOSOLAR desires to assist FRSC in acquiring all of the issued and outstanding shares of GOSOLAR pursuant to the terms of this Agreement; and

WHEREAS, each SHAREHOLDER desires to exchange one hundred percent (100%) of the shares of GOSOLAR held by such SHAREHOLDER (i.e. 500,000 shares) for 7,500,000 shares of the Company’s common stock for a cumulative total of 15,000,000 shares of the common stock of the Company (the “Purchase Shares”) to be issued to the SHAREHOLDERS in exchange for the Gosolar Shares (as hereinafter defined), or (87.7%) of the capital stock of the Company outstanding after the exchange.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
Exchange of Securities

1.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, FRSC agrees to issue and exchange the Purchase Shares for one hundred percent (100%) of the issued and outstanding shares of GOSOLAR, i.e., 1,000,000 shares (the “Gosolar Shares”) held collectively by the SHAREHOLDERS.  Upon the Closing Date of this Agreement (the “Closing Date”), the Board of Directors of FRSC (the “Board”) shall direct that the Purchase Shares of FRSC be issued as set forth in Section 1.1 hereof.

(a)           Existing FRSC Common Stock.  The FRSC shareholders existing prior to the Closing Date shall, upon the occurrence of the Closing and the issuance of the additional shares to be issued pursuant to this Agreement, including the Purchase Shares, continue to own all of the common shares of FRSC currently issued and outstanding representing approximately 12.3 % of the equity interest or instruments convertible into common shares of the Company after the exchange on a fully diluted basis.

(b)           FRSC MAJORITY SHAREHOLDER Approval.  By his signature affixed at the end of this Agreement, the FRSC MAJORITY SHAREHOLDER indicates his assent to all the provisions of this Agreement including, without limitation, the issuance of the Purchase Shares to the SHAREHOLDERS.

1.2            Exemption from Registration.  The parties hereto intend that all FRSC common shares to be issued to the SHAREHOLDERS shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Section 506 of Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, the SHAREHOLDERS will execute and deliver to FRSC on the Closing Date subscription agreements formalizing this exchange.

ARTICLE II
Representations and Warranties of GOSOLAR

GOSOLAR hereby represents and warrants to FRSC that:

2.1            Organization.  GOSOLAR is a corporation duly organized, validly existing and in good standing under the laws of Wyoming, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2            Capital.  There are an aggregate of 1,000,000 shares of GOSOLAR shares issued and outstanding. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating GOSOLAR to issue any additional GOSOLAR shares of any class.

2.3            Subsidiaries.  GOSOLAR does not have any subsidiaries or own any interest in any other enterprise.

2.4            Directors and Executive Officers. The names and titles of the directors and executive officers of GOSOLAR are as follows:

Name	Position

J. David Brotherton	President / Sole Director

2.5            Financial Statements.  On or before the Closing Date, GOSOLAR shall provide FRSC with financial statements of GOSOLAR for the fiscal years ended January 31, 2010 and January 31, 2009 (the “GOSOLAR Financial Statements”).  The financial statements are attached hereto as Exhibit 2.5.  GOSOLAR’s Financial Statements shall be prepared in accordance with generally accepted accounting principles and practices consistently followed by GOSOLAR throughout the periods indicated, and fairly present the financial position of GOSOLAR as of the date of the balance sheets included in the GOSOLAR Financial Statements and the results of operations for the periods indicated.

2.6           Absence of Changes.  Since January 31, 2010, there has not been any material change in the financial condition or operations of GOSOLAR.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of January 31, 2010, GOSOLAR did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the GOSOLAR Financial Statements.

2.8           Tax Returns. GOSOLAR has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by GOSOLAR.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, FRSC, its legal counsel and accountants shall have the opportunity to meet with GOSOLAR’s accountants and attorneys to discuss the financial condition of GOSOLAR during reasonable business hours and in a manner that does not interfere with the normal operation of GOSOLAR’s business.  GOSOLAR shall make available to FRSC all books and records of GOSOLAR.

2.10         Intellectual Property Rights. GOSOLAR owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11         Compliance with Laws. To the best of GOSOLAR’s knowledge, GOSOLAR has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12         Litigation. GOSOLAR is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of GOSOLAR, threatened against or affecting GOSOLAR or its business, assets or financial condition.  GOSOLAR is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  GOSOLAR is not engaged in any material litigation to recover monies due to it.

2.13        Authority. The Board of Directors of GOSOLAR has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and GOSOLAR has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of GOSOLAR and is enforceable in accordance with its terms and conditions.  SHAREHOLDER has agreed to and has approved the terms of this Agreement and the exchange of securities contemplated hereby.

2.14           Ability to Carry Out Obligations. The execution and delivery of this Agreement by GOSOLAR and the performance by GOSOLAR of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which GOSOLAR is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GOSOLAR, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of GOSOLAR.

2.15           Full Disclosure. None of the representations and warranties made by GOSOLAR herein or in any exhibit, certificate or memorandum furnished or to be furnished by GOSOLAR, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16           Assets. GOSOLAR’s assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17           Indemnification. GOSOLAR agrees to indemnify, defend and hold FRSC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against FRSC which arise out of, or result from (i) any breach by GOSOLAR in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by GOSOLAR under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by GOSOLAR in this Agreement.

2.18           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of GOSOLAR has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (the “Commission”) or National Association of Securities Dealers (the “NASD”) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.19           Restricted Securities.  GOSOLAR and GOSOLAR’s SHAREHOLDERS acknowledge that all of the FRSC shares issued by FRSC pursuant to section 1.1 hereof are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”).

ARTICLE III
Representations and Warranties of FRSC

FRSC represents and warrants to GOSOLAR that:

3.1            Organization. FRSC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2            Capital. The authorized shares of FRSC consists of (i) 100,000,000 shares of common stock, $0.001 par value, of which 2,100,000 shares are issued and outstanding as of the Closing Date; and (ii) 10,000,000 shares of undesignated preferred stock, of which no shares are issued and outstanding.

As of the Closing Date, following the issuance of the Purchase Shares as set forth in 1.1 hereof, there shall be a total of (i) 17,100,000 shares of common stock of the Company issued and outstanding; and (ii) no shares of the preferred stock issued and outstanding.

All of the outstanding common shares prior to the entering into this Agreement are, and all of the Purchase Shares to be issued as set forth in 1.1 hereof, shall be duly and validly issued, fully paid and non-assessable. Other than as set forth herein, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating FRSC to issue any additional shares of any class.

3.3            Subsidiaries. FRSC does not have any subsidiaries or own any interest in any other enterprise.

3.4            Directors and Officers. The name and title of the director(s) and executive officer(s) of FRSC are as follows:

Name	Position

Margaret A. Burton	President

3.5            Financial Statements. On or before the Closing Date, FRSC shall provide GOSOLAR with financial statements of FRSC for the two fiscal years ended December 31, 2008 and December 31, 2009 (the “FRSC Financial Statements”).  The financial statements are attached hereto as Exhibit 3.5.  FRSC’s Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by FRSC throughout the periods indicated, and fairly present the financial position of FRSC as of the date of the balance sheets included in the FRSC Financial Statements and the results of operations for the periods indicated.

3.6           Absence of Changes.  As of December 31, 2009, there has not been any material change in the financial condition or operations of FRSC.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7           Absence of Undisclosed Liabilities.  As of December 31, 2009, FRSC did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the FRSC Financial Statements.

3.8           Tax Returns.  FRSC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 3.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by FRSC.

3.9           Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, GOSOLAR, its legal counsel and accountants shall have the opportunity to meet with FRSC’s accountants and attorneys to discuss the financial condition of FRSC during reasonable business hours and in a manner that does not interfere with the normal operation of FRSC’s business.  FRSC shall make available to GOSOLAR all books and records of FRSC.

3.10         Intellectual Property Rights.  FRSC has no trademarks, service marks, trade names, copyrights or patents material to its business.

3.11         Compliance with Laws.  To the best of FRSC’s knowledge, FRSC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.12         Litigation.  FRSC is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of FRSC, threatened against or affecting FRSC or its business, assets or financial condition.  FRSC is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  FRSC is not engaged in any material litigation to recover monies due to it.

3.13         Authority.  The Board of FRSC has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and FRSC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of FRSC and is enforceable in accordance with its terms and conditions.

3.14           Ability to Carry Out Obligations.  The execution and delivery of this Agreement by FRSC and the performance by FRSC of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which FRSC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of FRSC, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of FRSC.

3.15           Full Disclosure.  None of the representations and warranties made by FRSC herein or in any exhibit, certificate or memorandum furnished or to be furnished by FRSC, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16           Assets.  FRSC assets are fully included in Exhibit 3.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 3.5.

3.17           Indemnification.  FRSC agrees to indemnify, defend and hold GOSOLAR harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against GOSOLAR which arise out of, or result from (i) any breach by FRSC in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by FRSC under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by FRSC in this Agreement.

3.18           Criminal or Civil Acts.  For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of FRSC has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

ARTICLE IV
Covenants Prior to the Closing Date

4.1           Investigative Rights.  Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If, during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business.  Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V
Conditions Precedent to FRSC’s Performance

5.1           Conditions.   FRSC’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  FRSC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by FRSC of any other condition of or any of FRSC’s other rights or remedies, at law or in equity, if GOSOLAR shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by GOSOLAR in this Agreement or in any written statement that shall be delivered to FRSC by GOSOLAR under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance.  GOSOLAR shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation.  No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against GOSOLAR on or before the Closing Date.

5.5           Officer’s Certificate.  GOSOLAR shall have delivered to FRSC a certificate dated the Closing Date signed by the Chief Executive Officer of GOSOLAR certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Corporate Action.  GOSOLAR shall have obtained the approval of the SHAREHOLDERS for the transaction contemplated by this Agreement.

5.7           Acceptance of Financial Statements.  GOSOLAR shall have reviewed and in its sole discretion accepted, prior to the Closing Date, the FRSC Financial Statements as set forth in Exhibit 3.5.

ARTICLE VI
Conditions Precedent to GOSOLAR’s Performance

6.1           Conditions.  GOSOLAR’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. GOSOLAR may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GOSOLAR of any other condition of or any of GOSOLAR’s rights or remedies, at law or in equity, if FRSC shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by FRSC in this Agreement or in any written statement that shall be delivered to GOSOLAR by FRSC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance.  FRSC shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation.  No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against FRSC on or before the Closing Date.

6.5           Officer’s Certificate.  FRSC shall have delivered to GOSOLAR a certificate dated the Closing Date signed by the Chief Executive Officer of FRSC certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Payment of Liabilities.  On or before the Closing Date, FRSC shall have paid any outstanding obligations and liabilities of FRSC through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7           Directors of FRSC. On or before the Closing Date, the Board of FRSC shall appoint the designees of GOSOLAR to FRSC’s Board of Directors and all directors not so designated simultaneously resign from the Board of Directors.

6.8           Officers of FRSC.  On or before the Closing Date, the newly constituted Board of FRSC shall elect the officers of FRSC and any other then existing executive officers of FRSC shall resign.

6.9           Acceptance of Financial Statements.  FRSC shall have reviewed and in its sole discretion accepted, prior to the Closing Date, the GOSOLAR’s Financial Statements as set forth in Exhibit 2.5.

ARTICLE VII
Closing

7.1           Closing.  The closing of this Agreement shall be held at the offices of Jean-Pierre & Jean-Pierre, LLC Boca Raton, FL or at any mutually agreeable place on or prior to March 31, 2010, unless extended by mutual agreement.  At the closing:

  (a)           GOSOLAR shall deliver to FRSC (i) the SHAREHOLDERS stock certificates representing 100% of the outstanding shares of GOSOLAR, (ii) an assignment of all of the GOSOLAR’s shares to FRSC, (iii) the officer’s certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement.

  (b)           FRSC shall deliver to GOSOLAR (i) certificates representing the Purchase Shares, (ii) the officer’s certificate described in Section 6.5, (iii) signed minutes of its directors approving this Agreement, and (iv) resignations of its executive officers and directors pursuant to Sections 6.7 and 6.8.

ARTICLE VIII
Covenants Subsequent to the Closing Date

8.1           Change in Name and Address.  Immediately upon the Closing or as soon thereafter as practicable, FRSC shall:

(a)	Change its name to GoSolarUSA, Inc.;

(b)	Appoint new management designated by the SHAREHOLDERS; and

(c)	Change its corporate address to:

201 St. Charles Ave, Suite 2500
New Orleans, LA 70170

ARTICLE IX
Miscellaneous

9.1           Captions and Headings.  The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver.  The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement.  This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law.  This Agreement and its application shall be governed by the laws of the state of Florida.

9.7           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, via facsimile or by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

 GOSOLAR:                                    GOSOLARUSA, INC.
201 St. Charles Ave, Suite 2500
New Orleans, LA 70170
FAX No.:

 FRSC:                                             FRESCA WORLDWIDE TRADING CORP.
7337 Oswego Road
Liverpool NY 13090
FAX No.:

9.9          Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10        Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11        Finders / Brokers.  There are no finders or brokers in connection with this transaction.

9.12        Announcements.   The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13        Expenses.  Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.  None of the SHAREHOLDERS will be responsible personally for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14        Survival of Representations and Warranties.  The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15        Exhibits.  As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

   9.16      Termination, Amendment and Waiver.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the shareholders of FRSC or by the SHAREHOLDERS:

(1)	By mutual written consent of GOSOLAR and FRSC;

(2)	By either GOSOLAR or FRSC;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before March 31, 2010 unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

  (3)        By GOSOLAR, if FRSC breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

  (4)        By FRSC, if GOSOLAR breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)           Effect of Termination.  In the event of termination of this Agreement by either FRSC or GOSOLAR, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of GOSOLAR or FRSC, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of GOSOLAR or FRSC, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

In witness whereof, the parties hereto have executed this Agreement concerning the exchange of securities on the date first above written.

GOSOLARUSA, INC.

By:	/s/J. David Brotherton
J. David Brotherton, President

FRESCA WORLDWIDE TRADING CORP.

By:	/s/Margaret Burton
Margaret A. Burton, President

Exhibit 1.1

ALLOCATION OF SECURITIES
UPON CLOSING

A.	COMMON STOCK OF COMPANY

Authorized:  100,000,000 shares, .001 par value

Issued and Outstanding: 17,100,000 shares

Voting Power represented: 87.7%

B.	PREFERRED STOCK

Authorized:  10,000,000 shares

Issued and Outstanding: 0 shares